                                                                    EXHIBIT 10.4

                            CONVEYANCE OF NET PROFITS
                           OVERRIDING ROYALTY INTEREST

      THIS CONVEYANCE OF NET PROFITS OVERRIDING ROYALTY INTEREST (this "Conveyance"), dated as of the _____ day of ____________, 20____, is made from and by Ensource Reserves Management LLC, a Delaware limited liability company (herein called "WI Owner") to and in favor of Ensource Energy Income Fund LP, a Delaware limited partnership (herein called "Royalty Owner").

                                   ARTICLE I

      Section 1.1 Defined Terms. When used in this Conveyance or in any exhibit or schedule hereto (unless otherwise defined in any such exhibit or schedule), the following terms have the respective meanings assigned to them in this section or in the sections, subsections, exhibits and schedules referred to below:

      "Affiliate" means, with respect any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

      "Base NPI" means, for any Month, Gross Proceeds received from the sale of Subject Hydrocarbons during such Month less (i) Direct Taxes paid during such Month; (ii) Direct Operating Expenditures paid during such Month; and (iii) G&A for such Month.

      "BOE" means one barrel of Oil or an equivalent quantity of Gas, where one barrel of Oil is equivalent to six thousand cubic feet (6 mcf) of Gas.

      "Business Day" means a day that is not a Saturday, a Sunday, or a legal holiday in ____________, _____________.

      "Commencement Time" means 7:00 a.m., local time at the location of the Subject Lands, on ___________ 1, 20____.

      "Default Rate" means a rate of interest equal to the lower of either (i) the sum of two percent (2%) plus the per annum rate of interest established from time to time by [JP Morgan Chase Bank, N.A.] as its prime interest rate, and
(ii) the maximum non-usurious rate of interest permitted under applicable law, calculated on the basis of actual days elapsed and a year of 365 days.

      "Delivery Point" means, for any Hydrocarbons produced from any Subject Well, the point or points in the vicinity of the Subject Well at which such Hydrocarbons are delivered into a gathering system or a transportation pipeline or are otherwise transported from the Subject Well.

      "Delivery Services" means all services required (whether gathering, treating, dehydrating, separating, compressing, processing, transporting, or otherwise) to deliver, or cause to be delivered, all Subject Hydrocarbons to the relevant Delivery Point in a condition

                                                                    EXHIBIT 10.4

satisfactory to meet or exceed pipeline or transporter specifications and qualifications at such Delivery Point, and to market and sell (or cause to be marketed and sold) all of the Subject Hydrocarbons.

      "Direct Operating Expenditures" means all direct expenditures (excluding capital expenditures) for Delivery Services and for labor, services, materials and supplies necessary for operating, producing, and maintaining the Subject Interests; provided, however, that Direct Operating Expenditures shall not include any payments by WI Owner pursuant to any Non-Consent Provision for another Person's share of the costs of operations.

      "Direct Taxes" means all ad valorem, property, gathering, transportation, pipeline regulating, gross receipts, windfall profit, severance, production, excise, heating content, carbon, value added, environmental, occupation, sales, use, fuel, and other taxes and government charges and assessments imposed on or as a result of all of any part of the Subject Interests, the Subject Hydrocarbons, the proceeds thereof, or the Net Profits Interest, regardless of the point at which or the manner in which or the Person against whom such taxes, charges or assessments are charged, collected, levied or otherwise imposed, and includes interest, penalties and withholding obligations owing to Governmental Authorities with respect to any of the foregoing. "Direct Taxes" do not include federal income taxes, state income taxes, and franchise taxes and penalty or interest surcharges thereon.

      "EEP" means Ensource Energy Partners, LP, a Delaware limited partnership, which is the general partner of Royalty Owner and the sole member of WI Owner.

      "Ensource" means Ensource Energy Company LLC, a Delaware limited liability company, which is the general partner of EEP.

      "Environmental Laws" means any and all Laws regulating or otherwise pertaining to (a) the use, generation, migration, storage, removal, treatment, remedy, discharge, release, transportation, disposal or cleanup of pollutants, contamination, hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, (b) environmental matters involving the soil, surface waters, groundwater, land, stream sediments, surface or subsurface strata, ambient air and any other environmental medium on or off any of the Subject Interest, or (c) the environment or health and safety-related matters; including the following as from time to time amended and all others whether similar or dissimilar and whether now existing or hereinafter enacted: the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Toxic Substance Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, and all regulations promulgated pursuant thereto.

      "G&A" means, for any Month, an amount equal to WI Owner's G&A for such Month multiplied by a fraction, the numerator of which is the BOEs of Subject Hydrocarbons produced and sold or otherwise disposed of during such Month, and the denominator of which is the total

                                                                    EXHIBIT 10.4

BOEs of Hydrocarbons produced and sold or otherwise disposed of by or on behalf or WI Owner during such Month.

      "Gas" means natural gas and all other gaseous hydrocarbons, including casinghead gas, but excluding condensate and other liquid hydrocarbons removed by conventional mechanical field separation at the wellhead and also excluding the liquid products of any processing of Gas done prior to the sale of such Gas.

      "Governmental Authority" means any nation, country, commonwealth, territory, state, county, parish, municipality or any political subdivision, agency, department, commission, board or other instrumentality of any of the foregoing.

      "Gross Proceeds" means, with respect to any Subject Hydrocarbons, the gross proceeds received from sale or other disposition of such Subject Hydrocarbons, subject to the following:

            (a) Gross Proceeds shall only include all consideration received, directly or indirectly, for sales or other dispositions of Subject Hydrocarbons;

            (b) If a controversy or possible controversy exists (whether by reason of any Law, contract, or otherwise) as to the correct or lawful sales price of any Subject Hydrocarbons, then amounts received by WI Owner and promptly deposited by it with an escrow agent, to be placed in interest bearing accounts under usual and customary terms, shall not be considered to have been received by WI Owner and shall not be included in Gross Proceeds until disbursed to WI Owner by such escrow agent;

            (c) Gross Proceeds shall not include any proceeds received by WI Owner from the sale of Hydrocarbons belonging to another Person that WI Owner is entitled to obtain pursuant to any Non-consent Provision as a result of having paid a portion of such other Person's costs of operations; and

            (d) Gross Proceeds shall not include any proceeds received by WI Owner from any swap, collar, option, hedge or other products that manage price risk exposure, but shall include proceeds of forward sales contracts if the sales price is the Market Value of the Subject Hydrocarbons as of the date such forward sales contract was entered into.

In the event of a disposition of Subject Hydrocarbons other than a sale thereof, the amounts described in clause (2) shall be deemed to have been received by WI Owner during the Month next following the Month in which such Subject Hydrocarbons were produced. All sales of Subject Hydrocarbons must be made at not less than the Market Value of such Subject Hydrocarbons as of the date the commitment to sell same is entered into.

      "Hydrocarbons" means Gas and Oil.

      "Law" means any constitution, statute, ordinance, regulation, rule, ruling, order, restriction, writ, judgment, decree, injunction, or other requirement or official act of or by any Governmental Authority of any kind.

                                                                    EXHIBIT 10.4

      "Lien" means, with respect to any property or assets, any lien, mortgage, deed of trust, security interest, pledge, security deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise.

      "Loan Documents" means the Revolving Facility and any note, guaranty, mortgage, deed of trust, security agreement, financing statement, pledge or other agreement, certificate, document, instrument or writing at any time delivered in connection therewith.

      "Management Agreement" means that certain Management Agreement, dated __________, by and between Ensource and WI Owner.

      "Management Incentive Fee" has the meaning provided in the Management Agreement.

      "Market Value" of any Subject Hydrocarbons means:

            (a) With respect to Gas, (i) the average of the three highest prices (adjusted for all material differences in quality) being paid at the time of production in sales between Non-Affiliates for Gas purchased within a 10-mile radius of the applicable Subject Well, but, for any Gas subject to price restrictions established, prescribed or otherwise imposed by any Governmental Authority having jurisdiction over the sale of such Gas, no more than the highest price permitted for such category or type of Gas after all applicable adjustments (including tax reimbursement, dehydration, compression and gathering allowances, inflation and other permitted escalations), or (ii) if subsection (a)(i) above is not applicable, the fair market value of such Gas on the date of delivery, at the lease, determined in accordance with other generally accepted and usual industry practices; and

            (b) With respect to Oil, (i) the highest price available to WI Owner for such Oil at the lease, on the date of delivery, pursuant to a bona fide offer, posted price or other generally available marketing arrangement from or with a Non-Affiliate purchaser, or (ii) if no such offer, posted price or arrangement is available, the fair market value of such Oil on the date of delivery, at the lease, determined in accordance with other generally accepted and usual industry practices.

      "Month" means the period between 7:00 a.m., local time at the location of the Subject Lands on the first day of a calendar month and 7:00 a.m., local time at the location of the Subject Lands on the first day of the next calendar month.

      "Net Profits" has the meaning given to such term in Section 2.2.

      "Net Profits Interest" means the overriding royalty interest which is granted herein to Royalty Owner, and all other rights, titles, interests, estates, remedies, powers and privileges appurtenant or incident to such overriding royalty, whether arising hereunder, by operation of Law, or otherwise.

                                                                    EXHIBIT 10.4

      "Non-Affiliate" means, with respect to any Person, any Person who is not an Affiliate of such Person.

      "Non-Consent Hydrocarbons" means those Hydrocarbons produced from a Subject Well during the Recoupment Period pursuant to a Non-Consent Provision covering that Subject Well, which Hydrocarbons have been relinquished by WI Owner to the consenting party or participating party under the terms of such Non-Consent Provision as the result of the election by WI Owner not to participate in an operation related to the Subject Interests subject to that Non-Consent Provision.

      "Non-Consent Provision" means a contractual provision contained in a third-party operating agreement, unit agreement, contract for development, farmout agreement or other similar instrument to which the Subject Interests are subject that is in effect as of the Commencement Time, or that WI Owner enters in the ordinary course of business after the Commencement Time, which covers non-consent operations or sole benefit operations and provides for relinquishment of Hydrocarbon production by non-consenting or non-participating parties during a period of recoupment of costs and expenses of the consenting or participating parties.

      "NRI Percentage" means, with respect to each well, unit, lease or other interest described on Exhibit "A", the percentage shown on Exhibit "A" as the "Net Revenue Interest" for such interest.

      "Oil" means crude oil, condensate, and other liquid hydrocarbons, including liquid hydrocarbons removed by conventional mechanical field separation at the wellhead and also including the liquid products of any processing of Gas done prior to the sale of such Gas.

      "Permitted Liens" means (i) Liens securing obligations under the Loan Documents, (ii) Liens securing payment of Direct Taxes, (iii) Liens securing the claims and demands of materialmen, mechanics, carriers, and warehousemen, (iv) Liens securing obligations under joint operating agreements applicable to the Subject Lands; and (v) Liens securing payment of lessors' royalties; provided that with respect to Liens described in clauses (ii) through (v) above, such Liens arise in the ordinary course of business in respect of obligations that are not yet due or which are being contested in good faith by appropriate proceedings diligently pursued, and further provided that no foreclosure, distraint, sale, or other similar proceedings shall have been initiated with respect thereto.

      "Person" means a natural person, partnership, limited partnership, limited liability company, association, joint stock company, pension fund, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

      "Recoupment Period" means any period of time in which Non-Consent Hydrocarbons are being recouped pursuant to a Non-Consent Provision by parties who participated in an operation in which WI Owner elected not to participate.

                                                                    EXHIBIT 10.4

      "Retained Working Capital" means, with respect to any Month, that portion of Gross Proceeds retained by WI Owner, at the direction of Ensource, in accordance with [_________________] [DESCRIBE APPLICABLE AGREEMENT], in order to satisfy WI Owner's anticipated working capital requirements.

      "Reimbursable Expenses" means all actual and reasonable costs and expenses paid or incurred by or on behalf of Royalty Owner or its Affiliates which are in any way related to: (a) the negotiation, acquisition, ownership, enforcement, or termination of the Net Profits Interest, this Conveyance or any waivers or amendments hereto or thereto, or (b) any litigation, contest, release or discharge of any adverse claim or demand made or proceeding instituted by any Person affecting in any manner whatsoever the Net Profits Interest, any Subject Hydrocarbons or Net Profits, this Conveyance or the enforcement or defense hereof or thereof, or the defense of Royalty Owner's and its Affiliates' exercise of their rights hereunder or thereunder. Included among the Reimbursable Expenses are (i) all recording and filing fees, (ii) all actual and reasonable fees and expense of counsel, engineers, accountants and other consultants, experts and advisors for Royalty Owner and its Affiliates, and
(iii) all amounts which Royalty Owner is entitled to receive under Section 5.1 hereof and all costs of Royalty Owner in exercising any of its remedies under
Section 5.1 hereof.

      "Revolving Facility" means any credit facility or agreement which WI Owner or its successor may, from time to time, enter into in order to provide funding for the exploration, development and/or operation of the Subject Interests, together with any amendment, restatement, refunding, refinancing, or replacement thereof.

      "Royalty Owner" means the Person named in the preamble to this Conveyance as the Royalty Owner, and, unless the context in which used shall otherwise require, such term shall also include any successor to such Person as owner at the time in question of any or all of the Net Profits Interest.

      "Subject Hydrocarbons" means that portion of the Hydrocarbons in and under and that may be produced from (or, to the extent pooled or unitized, allocated to) the Subject Lands which is attributable to the Subject Interests (determined after deducting all royalties, overriding royalties, production payments and similar burdens, excluding only the Net Profits Interest, which burden the Subject Interests at the Commencement Time).

      "Subject Interests" means:

            (a) All of the leasehold interests and other property interests described in Exhibit "A" attached hereto, to the extent of the NRI Percentage listed for such leasehold or other property interest on Exhibit "A" and

            (b) Without limitation of the foregoing, all other right, title and interest (of whatever kind or character, whether legal or equitable and whether vested or contingent) of WI Owner in and to the Oil, Gas and other minerals in and under or that may be produced from any Subject Lands (including interests in oil, gas or mineral leases to the extent the same cover such lands, overriding royalties, production payments and net profits interests in such lands or such leases, and fee mineral interests, fee royalty

                                                                    EXHIBIT 10.4

      interests and other interests in such Oil, Gas and other minerals) even though WI Owner's interest in such Oil, Gas and other minerals may be incorrectly described in, or omitted from, Exhibit "A", to the extent of, and expressly limited to, the NRI Percentage listed for such leasehold or other property interests on Exhibit "A"; and

            (c) All rights, titles and interests of WI Owner in and to, or otherwise derived from, all presently existing and valid oil, gas or mineral unitization, pooling, or communitization agreements, declarations or orders and in and to the properties covered and the units created thereby (including all units formed under orders, rules, regulations, or other official acts of any Governmental Authority having jurisdiction, voluntary unitization agreements, designations or declarations, and so-called "working interest units" created under operating agreements or otherwise) relating to the properties described in subsections (a) or (b) above in this definition.

      "Subject Lands" means the lands and depths described in Exhibit "A" (where no depth limit is specified, Subject Lands shall include all depths) and all lands and depths covered by the Subject Interests, whether or not described in Exhibit "A".

      "Subject Wells" means all wells now located on the Subject Lands (whether fully drilled and completed or not) or hereafter drilled on the Subject Lands, and (unless production therefrom is expressly excluded by the terms of the description on Exhibit "A") any other wells now or hereafter located on lands or leases pooled, communitized or unitized with the Subject Lands or the Subject Interests.

      "WI Owner" means the Person named in the preamble of this Conveyance as WI Owner, and, unless the context in which used shall otherwise require, such term means any successor-owner at the time in question or any of all of the Subject Interests (other than the Net Profits Interest).

      "WI Owner's G&A" means general and administrative costs and expenses incurred in the management and operation of WI Owner, including costs of administrative services (including accounting, tax, legal and other services) and office services, including salaries or wages and other applicable burdens and expenses of employees and consultants, including, without limitation or duplication, all fees and other amounts payable under the Management Agreement, including any Management Incentive Fee earned during such Month (it being understood that any Management Incentive Fee shall be included in G&A for the Month in which it is earned, notwithstanding that the Management Incentive Fee, which is payable quarterly, may actually be paid in a subsequent Month).

      Section 1.2 Rules of Construction. All references in this Conveyance to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Conveyance unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Conveyance", "this instrument", "herein", "hereof", "hereunder" and words of similar import refer to this Conveyance as a whole and not to any particular subdivisions unless expressly so limited. Unless the context otherwise requires: "including" and

                                                                    EXHIBIT 10.4

its grammatical variations mean "including without limitation"; "or" is not exclusive; words in the singular form shall be construed to include the plural and vice versa; words in any gender include all other genders; references herein to any instrument or agreement refer to such instrument or agreement as it may be from time to time amended or supplemented; and reference herein to any Person includes such Person's successors and assigns. All references in this Conveyance to exhibits and schedules refer to exhibits and schedules to this Conveyance unless expressly provided otherwise, and all such exhibits and schedules are hereby incorporated herein by reference and made a part hereof for all purposes.

                                   ARTICLE II

      Section 2.1 Conveyance. WI Owner does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER AND DELIVER unto Royalty Owner an overriding royalty interest in and to the Subject Hydrocarbons equal to __________ percent (_____%) [AMOUNT TO BE DETERMINED AS TO EACH PROPERTY, SUCH AMOUNT NOT TO EXCEED 99.0%] of the Net Profits, if any, calculated in the manner provided for herein, that are realized from the production of Hydrocarbons from the Subject Interests from and after the Commencement Time.

      TO HAVE AND HOLD the Net Profits Interest, together with all and singular the rights and appurtenances thereto in anywise belonging, unto Royalty Owner and its successors and assigns, forever, subject to the terms and conditions hereof.

      Section 2.2 Net Profits. WI Owner shall determine the Net Profits for each Month on or before the last Business Day of the following Month. As used herein, "Net Profits" means, for any Month, the positive remainder, if any, of the Base NPI for such Month, minus the following amounts:

            (a) Capital expenditures with respect to the Subject Interests paid by or on behalf of WI Owner during such Month;

            (b) Principal, interest, fees, expenses and any other amounts paid by WI Owner under the Revolving Facility or any other Loan Document during such Month; and

            (c) Retained Working Capital.

      If for any Month the Base NPI minus the deductions set forth in clauses
(a) through (d) above is an amount that is less than zero, such negative amount (a "Debit Balance") shall be carried forward and deducted from the following Month's Base NPI (and, if a negative balance remains, from any successive Month's Base NPI, until the entire amount of such Debit Balance has been deducted from Base NPI).

      Nothing in this Agreement shall be interpreted or applied in any manner that shall ever require or permit any duplication of all or any part of any credit or charge to Net Profits with respect to the same transaction or that shall ever require or permit the inclusion of any charge to Net Profits that is reimbursed to WI Owner by any third Person.

                                                                    EXHIBIT 10.4

      Section 2.3 Payments. WI Owner shall furnish to Royalty Owner a detailed statement setting out the calculation of the Net Profits for each Month on or before the last Business Day of the following Month, clearly reflecting (with sufficient description so that Royalty Owner can identify such items and the particular Subject Interest involved) each item taken into account in making such calculation and clearly reflecting for each Subject Interest the quantities of Subject Hydrocarbons produced therefrom during the Month covered by such statement, the volumes of such production sold, the prices at which such volumes were sold, and the taxes paid with respect to such sales. WI Owner shall pay to Royalty Owner its share of the Net Profits shown in such statement by means of a check enclosed with such statement (or, if requested at any time by Royalty Owner, paid by bank wire transfer of immediately available funds to such bank and account as may be designated in writing by Royalty Owner).

      Section 2.4 Overpayments. If at any time WI Owner inadvertently pays Royalty Owner more than the amount then due with respect to the Net Profits Interest, Royalty Owner (a) shall promptly repay to WI Owner any particular overpayment which exceeds $5,000, and (b) shall not be obligated to return any particular overpayment which does not exceed $5,000, but the amount or amounts otherwise payable for any subsequent period or periods shall be reduced by such overpayment.

      Section 2.5 Past Due Payments. Any amount with respect to the Net Profits Interest not paid by WI Owner to Royalty Owner when due shall bear interest at the Default Rate from the due date until such amount has been paid.

      Section 2.6 Non-Cost Bearing Interest; Payment of Costs and Expenses. Although certain Direct Taxes and operating expenses are taken into account in determining Net Profits, as set forth in Section 4.1 hereof, Royalty Owner shall have no liability for any costs, expenses or obligations of WI Owner, including, without limitation, for any (a) Direct Taxes, (b) costs and expenses associated with acquiring, exploring, developing, maintaining, producing, operating, reworking, recompleting, and remediating the Subject Interests, (c) royalties, overriding royalties, production payments, and similar charges burdening the Subject Interests, or (d) costs for Delivery Services. All such costs and expenses shall be paid by WI Owner promptly, on or before the dates the same become delinquent (unless being disputed in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established, provided that such dispute causes no interruption in production or Delivery Services). In addition, WI Owner will promptly (and in any event within 30 days after receiving any notice or statement for the same) pay all Reimbursable Expenses which have been incurred and are unpaid and reimburse Royalty Owner for any Reimbursable Expenses which have been paid by or on behalf of Royalty Owner. Each amount which is to be paid by WI Owner pursuant to this
Section 2.6 which is instead paid by or on behalf of Royalty Owner shall bear interest at the Default Rate on each day from and including the date of such payment until but not including the date repaid by WI Owner.

      Section 2.7 Hydrocarbons Lost or Used. As used in this Conveyance, the term "Subject Hydrocarbons" shall not include (and the calculation of Gross Proceeds shall not include) Hydrocarbons produced from a Subject Well which are
(i) unavoidably lost in the production thereof or in the compression or transportation thereof prior to the applicable Delivery Point or (ii) used by WI Owner or the operator of any Subject Well for the production

                                                                    EXHIBIT 10.4

of Subject Hydrocarbons or for the compression or transportation of Subject Hydrocarbons prior to the applicable Delivery Point, in each case only to the extent the same are lost or used in the course of operations which are being conducted prudently and in a good and workmanlike manner.

                                  ARTICLE III

      Section 3.1 Operations. As between Royalty Owner and WI Owner, WI Owner shall have exclusive charge, management and control of all operations to be conducted on the Subject Interests. Pursuant to the Management Agreement, WI Owner has engaged Ensource, on the terms and subject to the conditions set forth therein, to manage and control [Royalty Owner's] [WI OWNER'S?] operations, including the Subject Interests. WI Owner shall take (or, to the extent WI Owner is not the operator of a Subject Interest, use commercially reasonable efforts to cause to be taken) any and all actions that a prudent operator would deem necessary or appropriate in the development, operation, maintenance and management thereof and in the production, handling, treating and transportation of Hydrocarbons produced therefrom to the applicable Delivery Points, and in so doing WI Owner shall not take into account the diminution of WI Owner's share of production from the Subject Interests caused by the granting of the Net Profits Interest and WI Owner shall at all times make its economic decisions as if WI Owner owned the full interest in the Subject Interests undiminished by the Net Profits Interest. In addition to, but without limitation of, the foregoing, (a) WI Owner shall take (or, to the extent WI Owner is not the operator of a Subject Interest, use commercially reasonable efforts to cause to be taken) any and all actions that a prudent operator would deem appropriate to maintain the Subject Interests in full force and effect, (b) WI Owner shall not allow any Liens to attach to or burden the Net Profits Interest, other than Permitted Liens, (c) WI Owner shall comply with and act in accordance with all applicable Law, (d) WI Owner shall maintain insurance on the Subject Interests of such types and in such amounts as would be maintained by a reasonable, prudent operator similarly situated, and (e) consistent with the standards of a reasonable and prudent operator, WI Owner specifically agrees to keep and perform (or to the extent WI Owner is not the operator of a Subject Interest, use commercially reasonable efforts to cause the operator to keep and perform) all of the terms, conditions, and covenants, express and implied, of the leases comprising the Subject Interests. It is specifically understood and agreed that WI Owner may, consistent with its duties as a prudent operator, make elections under applicable joint operating agreements regarding whether to participate in operations proposed by others respecting the Subject Interests, and the Net Profits Interest shall not apply to the Subject Hydrocarbons that have been relinquished by WI Owner to such participating parties during the Recoupment Period. WI Owner may unitize, pool or otherwise combine all or any portion of the Subject Interests and Subject Lands and the Net Profits Interests described and conveyed herein with any other lands or leases on the terms and conditions as set forth in the Subject Interests.

      Section 3.2 Delivery Services. WI Owner shall deliver, or cause to be delivered, all Subject Hydrocarbons to the relevant Delivery Point in a condition satisfactory to meet or exceed pipeline or transporter specifications and qualifications at such Delivery Point, and WI Owner will market and sell (or cause to be marketed and sold) all of the Subject Hydrocarbons in arm's length transactions with Non-Affiliates on reasonable market terms that are at least as good as those obtained by WI Owner and its Affiliates with respect to all other Hydrocarbons marketed by them in the area of the Subject Lands.

                                                                    EXHIBIT 10.4

      Section 3.3 Renewals and Extensions and New Leases. This Conveyance and the Net Profits Interest shall apply to WI Owner's and its Affiliates' interests in all renewals, extensions and other similar arrangements of each lease (or other determinable interest) which is included in the Subject Interests, whether such renewals, extensions or arrangements have heretofore been obtained by WI Owner or are hereafter obtained by or for WI Owner or any Affiliate thereof and whether or not the same are described in Exhibit "A". For the purposes of the preceding sentence, a new lease that covers the same interest (or any part thereof) covered by a prior lease, and which is acquired within one year after the expiration, termination, or release of such prior lease, shall be treated as a renewal or extension of such prior lease.

      Section 3.4 Access, Inspection and Information; Audit Rights. Royalty Owner and its representatives, at the risk and expense of Royalty Owner and to the extent permitted by existing agreements covering the Subject Interests, shall have access at all reasonable times to the Subject Interests and to all operations of WI Owner related to the Subject Interests, and the right to observe all operations conducted thereon. WI Owner shall on request promptly furnish Royalty Owner with any and all information in WI Owner's possession or under WI Owner's control pertaining to the Subject Interests. In addition, Royalty Owner shall have the right to audit WI Owner's records with respect to this Conveyance and the Subject Interests, in order to determine that Royalty Owner has received its share of Net Profits in accordance with the terms of this Conveyance. Royalty Owner shall give WI Owner at least fifteen (15) days' prior written notice of such audit, which shall be performed in WI Owner's offices during regular business hours, at Royalty Owner's expense. The audit may be performed, at Royalty Owner's option, by its own employees or those of its Affiliates or by a firm of certified public accountants or other representatives retained by Royalty Owner. Any error uncovered by Royalty Owner's audit shall be promptly reported in writing to WI Owner. Upon the final determination by Royalty Owner of the existence and amount of any error, the party owing payment as a result of such error shall pay the other party the amount of the error, plus interest at the Default Rate from the date of such written notice from Royalty Owner notifying WI Owner of its final determination that such amounts are owed until the date such payment is actually made.

                                   ARTICLE IV

      Section 4.1 No Liability of Royalty Owner Parties; Indemnity. NO ROYALTY OWNER PARTY (AS DEFINED BELOW) SHALL EVER BE LIABLE FOR ANY PART OF THE COSTS, EXPENSES OR LIABILITIES ASSOCIATED WITH OR ARISING FROM THE SUBJECT LANDS, THE SUBJECT INTERESTS OR THE HYDROCARBONS PRODUCED FROM THE SUBJECT LANDS, INCLUDING, WITHOUT LIMITATION, ANY COSTS, EXPENSES OR LIABILITIES INCURRED IN CONNECTION WITH THE EXPLORING, DEVELOPING, OPERATING, OWNING, MAINTAINING, REWORKING OR RECOMPLETING OF THE SUBJECT INTERESTS OR SUBJECT LANDS, THE PHYSICAL CONDITION OF THE SUBJECT INTERESTS OR THE SUBJECT LANDS, OR THE HANDLING, TREATING OR TRANSPORTING OF HYDROCARBONS PRODUCED FROM THE SUBJECT LANDS (INCLUDING ANY COSTS, EXPENSES, LOSSES OR LIABILITIES RELATED TO VIOLATION OF AN ENVIRONMENTAL LAW OR OTHERWISE RELATED TO DAMAGE TO OR REMEDIATION OF THE ENVIRONMENT, WHETHER THE SAME ARISE OUT OF ROYALTY OWNER'S OWNERSHIP OF AN INTEREST IN PROPERTY OR OUT OF THE ACTIONS OF WI OWNER OR ROYALTY OWNER OR OF THIRD PARTIES OR ARISE OTHERWISE), AND WI OWNER WILL INDEMNIFY AND HOLD EACH ROYALTY OWNER PARTY HARMLESS FROM AND AGAINST ALL COSTS, EXPENSES, LOSSES AND LIABILITIES

                                                                    EXHIBIT 10.4

INCURRED BY ANY ROYALTY OWNER PARTY IN CONNECTION WITH ANY OF THE FOREGOING. SUCH INDEMNITY SHALL ALSO COVER REASONABLE COSTS AND EXPENSES OF ANY ROYALTY OWNER PARTY, INCLUDING REASONABLE LEGAL FEES AND EXPENSES, WHICH ARE INCURRED IN CONNECTION WITH THE MATTERS INDEMNIFIED AGAINST. AS USED IN THIS SECTION 4.1, "ROYALTY OWNER PARTIES" MEANS ROYALTY OWNER AND ROYALTY OWNER'S SUCCESSORS AND ASSIGNS (INCLUDING ANY PERSON AT ANY TIME LENDING FUNDS TO ROYALTY OWNER SECURED BY A LIEN ON ANY PART OF THE NET PROFITS INTERESTS), ALL OF THEIR RESPECTIVE AFFILIATES, AND ALL OF THE OFFICERS, DIRECTORS, AGENTS, BENEFICIARIES, TRUSTEES, ATTORNEYS AND EMPLOYEES OF THEMSELVES AND THEIR AFFILIATES. THE FOREGOING INDEMNITY SHALL APPLY WHETHER OR NOT ARISING OUT OF THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, FAULT OR STRICT LIABILITY OF ANY ROYALTY OWNER PARTY AND SHALL APPLY, WITHOUT LIMITATION, TO ANY LIABILITY IMPOSED UPON ANY ROYALTY OWNER PARTY AS A RESULT OF ANY THEORY OF STRICT LIABILITY OR ANY OTHER DOCTRINE OF LAW, PROVIDED THAT THE FOREGOING INDEMNITY SHALL NOT APPLY TO ANY COSTS, EXPENSES, LOSSES OR LIABILITIES INCURRED BY ANY ROYALTY OWNER PARTY TO THE EXTENT PROXIMATELY CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH ROYALTY OWNER PARTY.

                                   ARTICLE V

      Section 5.1 Remedies. If WI Owner breaches any of its covenants, agreement, representations or warranties made in this Conveyance, or if WI Owner or any of its Affiliates or any Person acting on its behalf challenges the validity or enforceability of any provision of this Conveyance, then Royalty Owner may, either on its own behalf or through any agent or representative and in addition to all other rights and remedies available to Royalty Owner at law and in equity (including the right to sue for damages, which right of Royalty Owner is specifically acknowledged), exercise any one or more of the following remedies (it being agreed that the exercising of any one remedy shall not preclude the exercising of any other remedy):

            (a) If WI Owner failed to cure any of the foregoing breaches or to obtain the dismissal and termination of any of the foregoing challenges, then, upon written notice to WI Owner, Royalty Owner may, but shall not be obligated to, take such action and pay such money, all in WI Owner's name or in Royalty Owner's own name, as may be required to cure or mitigate such breach or to obtain the dismissal and termination of such challenge. Any expense so incurred by Royalty Owner and any money so paid by Royalty Owner shall be obligations owing by WI Owner to Royalty Owner (which obligations WI Owner hereby expressly promises to pay) and Royalty Owner, upon making such payment, shall be subrogated to all rights of the Person receiving such payment. Each amount due and owing by WI Owner to Royalty Owner pursuant to this subsection shall bear interest each day, from the date of such expenditure or payment until paid, at the Default Rate, which interest shall be payable on the first day of each calendar month and shall itself bear interest at the same rate if not timely paid.

            (b) Royalty Owner shall be entitled to apply to a court of competent jurisdiction for the specific performance or observance of any covenant or agreement or in aid of the execution of any power herein granted and for the appointment of a receiver

                                                                    EXHIBIT 10.4

      for the Subject Interests and the Subject Hydrocarbons, but no such appointment shall prejudice or affect the rights of Royalty Owner to receive all Net Profits due hereunder.

                                   ARTICLE VI

      Section 6.1 Assignments. Royalty Owner shall have the right to assign, sell, transfer, convey, exchange, mortgage or pledge the Net Profits Interest in whole or in part at any time. WI Owner may not assign, sell, transfer, convey, exchange, mortgage or pledge its interest in the Subject Interests in whole or in part at any time, without the prior written consent of Royalty Owner. No change of ownership of the Net Profits Interest will be binding upon WI Owner until WI Owner is furnished with written notice of such change, together with a copy of the assignment or other instrument evidencing such transfer, as recorded in the official records of the county or parish in which the Subject Lands are located.

      Section 6.2 Binding Effect. All the covenants and agreements of the respective parties herein contained shall be deemed to be covenants running with the Subject Interests and the lands covered thereby or included therein. All of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                                  ARTICLE VII

      Section 7.1 Special Warranty of Title. WI Owner hereby binds itself to warrant and forever defend all and singular title to the Net Profits Interest unto Royalty Owner, its successors and assigns, against any Person lawfully claiming or to claim the same or any part thereof by, through or under WI Owner, but not otherwise. Without limiting the generality of the foregoing, WI Owner represents and warrants to Royalty Owner that the ownership of WI Owner of the Subject Interests does and will, with respect to each tract of land, lease, unit or well identified in Exhibit "A" hereto:

            (a) entitle WI Owner and Royalty Owner collectively to receive, free and clear of all Liens, other than Permitted Liens, a decimal or percentage net revenue interest share of the Hydrocarbons produced from, or allocated to, such tract, lease or unit equal to not less than the decimal or percentage interest set forth in Exhibit "A" in connection therewith in the column headed "Net Revenue Interest", and

            (b) cause WI Owner to be obligated to bear a decimal or percentage share of the costs associated with wells or operation on such tract, lease or unit not greater than the decimal or percentage share set forth in Exhibit "A" in connection therewith in the column headed "Working Interest", unless there is a corresponding increase in net revenue interest.

WI Owner further represents and warrants to Royalty Owner that such shares of production which WI Owner and Royalty Owner are entitled to receive, and shares of expenses which WI Owner is obligated to bear, are not and will not be subject to change except, and only to the extent that, such changes are reflected on Exhibit "A". This Conveyance is made with full substitution and subrogation of Royalty Owner in and to all covenants, representations and warranties by others heretofore given or made with respect to the Subject Interests.

                                                                    EXHIBIT 10.4

                                  ARTICLE VIII

      Section 8.1 Choice of Law. This Conveyance shall be construed under, enforced in accordance with and governed by the laws of the State of _________________ , without reference to conflicts of law provisions thereof that would require the application of the laws of another jurisdiction.

      Section 8.2 No Partnership. Nothing herein contained shall be construed to constitute a joint venture, partnership (under state Law or for tax purposes), mining partnership or other association between the parties hereto.

      Section 8.3 Nature of Interest Conveyed. The parties hereto intend that the Net Profits Interest is not a mere contractual right to receive money, but rather is, and shall at all times be treated as (and all provisions of this Conveyance shall be construed and treated accordingly), an overriding royalty interest, such interest being a real property interest under the Laws of the jurisdiction in which the Subject Lands are located.

      Section 8.4 No Ownership of Equipment. The Net Profits Interest does not include any right, title or interest in and to any of the personal property, fixtures, structures or equipment now or hereafter placed on, or used in connection with, the Subject Interests.

      Section 8.5 Further Assurances. WI Owner hereto agrees, upon request therefor by Royalty Owner, to execute and deliver to Royalty Owner all such other and additional instruments, notices, division orders, transfer orders and other documents and to do all such other and further acts and things as may be reasonably necessary or desirable to correct any error herein and to more fully and effectively grant, convey and assign to Royalty Owner the rights, titles, interest and estates conveyed to Royalty Owner hereby or intended to be so conveyed. If any Person ever challenges or attacks (a) the validity, enforceability or priority of this Conveyance or the Net Profits Interest or (b) the title of WI Owner to any Subject Interest or of Royalty Owner to the Net Profits Interest, then upon learning thereof WI Owner shall give prompt written notice thereof to Royalty Owner and at WI Owner's own cost and expense will diligently endeavor to defeat such challenge or attack and to cure any defect that may be developed or claimed, and WI Owner will take all reasonable steps for the defense of any legal proceedings with respect thereto, litigation, and the release or discharge of all adverse claims. Royalty Owner is hereby authorized and empowered to take such additional steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the enforceability, validity or priority of this Conveyance and the Net Profits Interest, including the employment of independent counsel to represent Royalty Owner, the prosecution or defense of litigation, the compromise or discharge of any adverse claims made with respect to the Subject Interests or the Net Profits Interests, the removal of prior Liens, and all reasonable and related expenditures so made of every kind and character shall be a Reimbursable Expense (which obligation WI Owner hereby expressly promises to pay on demand) owing by WI Owner to Royalty Owner and shall bear interest from the date demanded until paid at the Default Rate.

                                                                    EXHIBIT 10.4

      Section 8.6 No Partition. WI Owner and Royalty Owner acknowledge that neither has any right or interest that would permit it to partition any portion of the Subject Interests as against the other, and each waives any such right.

      Section 8.7 Notices and Addresses. All notices and other communications required or permitted under this Conveyance shall be writing and, unless otherwise specifically provided, shall be delivered personally or by telecopier or by registered or certified mail, postage prepaid, or by delivery service with proof of delivery, at the respective addresses shown below, and shall be deemed delivered on the date of the receipt. Either party may specify as its proper address any other street address within the continental limits of the United States by giving notice to the other party, in the manner provided in this section, at least fifteen (15) days prior to the effective date of such change of address.

WI Owner's address:

      Ensource Reserves Management LLC
      ____________________________________
      ____________________________________
      ____________________________________
      Attention: _________________________
      Telephone: _________________________
      Telecopy: __________________________

Royalty Owner's Address:

      Ensource Energy Income Fund LP
      ____________________________________
      ____________________________________
      ____________________________________
      Attention: _________________________
      Telephone: _________________________
      Telecopy: __________________________

      Section 8.8 Consents, Waivers, Supplements and Amendments. No consent, waiver, supplement or amendment given by Royalty Owner in connection with this Conveyance or the Net Profits Interest shall be valid or effective unless given in writing and signed by Royalty Owner.

      Section 8.9 Unenforceable or Inapplicable Provisions. If any provision of this Conveyance is invalid or unenforceable under any applicable Law, the other provisions hereof shall remain in full force and effect and the remaining provisions shall be liberally construed in order to carry out the intent of this Conveyance. The invalidity of any provision of this Conveyance in any jurisdiction shall not affect the validity and enforceability of such provision in any other jurisdiction.

      Section 8.10 Recording References. All recording references in Exhibit "A" are to the official real property records of the county or parish in which the affected land is located.

                                                                    EXHIBIT 10.4

      Section 8.11 Counterparts. This Conveyance may be executed in several original counterparts. To facilitate filing and recording, there may be omitted from certain counterparts the parts of Exhibit "A" hereto containing specific descriptions of certain Subject Interests or Subject Lands which relate to lands located in counties or parishes other than the office or county or parish in which the particular counterpart is to be filed or recorded. Each counterpart shall be deemed to be an original for all purposes, and all counterparts shall together constitute but one and the same instrument. A complete counterpart of this Conveyance, including all descriptions of the Subject Interests, shall be kept in the offices of Royalty Owner.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, this Conveyance is executed and delivered on the ____ day of _______________, 2005 and is made effective as of the Commencement Time.

WITNESSES:                              "WI OWNER"

                                        Ensource Reserves Management LLC

____________________________________
Printed Name:_______________________    By:____________________________________
                                        Name:__________________________________
                                        Title:_________________________________

____________________________________
Printed Name:_______________________

WITNESSES:                              "ROYALTY OWNER"

                                        Ensource Energy Income Fund LP

                                        By: Ensource Energy Partners, LP, its
                                            General Partner

____________________________________
Printed Name:_______________________
                                        By:____________________________________
                                        Name:__________________________________
                                        Title:_________________________________
____________________________________
Printed Name:_______________________

                                ACKNOWLEDGEMENTS

STATE OF                  Section
                          Section
COUNTY OF                 Section

      This instrument was acknowledged before me on this ____ day of ___________, 20____, by ______________________, as _______________________ of
Ensource Reserves Management LLC, a Delaware limited liability company, on behalf of said company.

                                         _____________________________________
                                         NOTARY PUBLIC, State of _____________

                                         _____________________________________
                                                    (printed name)

My commission expires:

____________________________________
            [SEAL]

STATE OF                   Section
                           Section
COUNTY OF                  Section

      This instrument was acknowledged before me on this ____ day of ___________, 20____, by ______________________, as _______________________ of
Ensource Energy Partners, LP, as general partner of Ensource Energy Income Fund LP, a Delaware limited partnership, on behalf of said limited partnership.

                                         _____________________________________
                                         NOTARY PUBLIC, State of _____________

                                         _____________________________________
                                                     (printed name)

My commission expires:

____________________________________
            [SEAL]